UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2011

TELENAV, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34720	77-0521800
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1130 Kifer Road

Sunnyvale, California 94086

(Address of principal executive offices) (Zip code)

(408) 245-3800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 30, 2011, TeleNav, Inc. (the “Company”) entered into an agreement dated June 28, 2011 (the “Lease”) with CA-Sunnyvale Business Center Limited Partnership to lease approximately 175,009 square feet of office and research and development space located at 920, 930, and 950 DeGuigne Drive in Sunnyvale, California (the “DeGuigne Facility”) for an eight year period (the “Term”) expected to begin in December 1, 2011, subject to the completion of certain improvements to the facility prior to the Company’s occupancy. The Company has options to extend the Term of the Lease for two additional five-year periods subject to specified terms and conditions, including specified time periods when notices must be provided and when the options must be exercised.

The Lease provides for monthly payments of rent during the Term as set forth in the Lease. The Lease also provides that the Company must also pay certain expenses and fees in addition to the base rent.

The Company plans to relocate its corporate headquarters, and all employees currently based at 1130 Kifer Road, Sunnyvale, California, to the DeGuigne Facility.

The foregoing summary of the Lease is qualified in its entirety by reference to the full text of such agreement referenced as Exhibit 10.19 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.19*	Office Lease, dated as of June 28, 2011 and executed on June 30, 2011, by and between TeleNav, Inc. and CA-Sunnyvale Business Center Limited Partnership

*	To be filed with the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELENAV, INC.

Date: July 7, 2011	By:	/s/ Douglas Miller
	Name:	Douglas Miller
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.19*	Office Lease, dated as of June 28, 2011 and executed on June 30, 2011, by and between TeleNav, Inc. and CA-Sunnyvale Business Center Limited Partnership

*	To be filed with the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2011.